Exhibit 10.1

ADVISORY AGREEMENT

BY AND AMONG

NUVEEN FARMLAND REIT,

NUVEEN FARMLAND REIT OPERATING PARTNERSHIP L.P.,

AND

NUVEEN FARMLAND ADVISORS LLC

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of the 1st day of September, 2026 (the “Effective Date”), is by and among Nuveen Farmland REIT, a Maryland statutory trust (the “Company”), Nuveen Farmland REIT Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), and Nuveen Farmland Advisors LLC, a Delaware limited liability company (the “Advisor” and together with the Company and the Operating Partnership, the “Parties”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

WITNESSETH

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall mean any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor or any of their respective Affiliates either in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of any assets, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums and the costs of performing due diligence.

“Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or Real Estate-Related Securities or the purchase, development or construction of a Property, including real estate commissions, selection fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with Nuveen in connection with the actual development and construction of a project.

“Advisor” shall mean Nuveen Farmland Advisors LLC, a Delaware limited liability company.

“Advisor Expenses” shall have the meaning set forth in Section 11(b).

“Affiliate” shall have the meaning set forth in the Declaration of Trust.

“Board” shall mean the board of trustees of the Company, as of any particular time.

“Business Day” shall have the meaning set forth in the Declaration of Trust.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor in connection with performing its duties hereunder.

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares or any investment by Teachers Insurance and Annuity Association of America, Nuveen or any Affiliate thereof.

“Type A-I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Type A-I NAV per Share” shall mean the NAV of the Company allocable to the Type A-I Common Shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Type A-I Common Shares.

“Type A-II Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Type A-II NAV per Share” shall mean the NAV of the Company allocable to the Type A-II Common Shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Type A-II Common Shares.

“Type D Common Shares” shall have the meaning set forth in the Declaration of Trust.

2

“Type D NAV per Share” shall mean the NAV of the Company allocable to the Type D Common Shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Type D Common Shares.

“Type E Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Type E NAV per Share” shall mean the NAV of the Company allocable to the Type E Common Shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Type E Common Shares.

“Type I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Type I NAV per Share” shall mean the NAV of the Company allocable to the Type I Common Shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Type I Common Shares.

“Type S Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Type S NAV per Share” shall mean the NAV of the Company allocable to the Type S Common Shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Type S Common Shares.

“Type S-I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Type S-I NAV per Share” shall mean the NAV of the Company allocable to the Type S-I Common Shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Type S-I Common Shares.

“Type S-II Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Type S-II NAV per Share” shall mean the NAV of the Company allocable to the Type S-II Common Shares, determined in accordance with the Valuation Guidelines, divided by the number of outstanding Type S-II Common Shares.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Declaration of Trust” means the Amended and Restated Declaration of Trust of the Company, as amended, modified, supplemented or restated from time to time.

“Distributions” shall mean any distributions, pursuant to Section 7.6 of the Declaration of Trust, by the Company to owners of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

3

“Independent Trustee” shall have the meaning set forth in the Declaration of Trust.

“Intermediary Manager” shall mean Nuveen Securities, LLC, a Delaware limited liability company.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Advisor has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets.

“Joint Ventures” shall mean those joint venture or partnership arrangements (other than the Operating Partnership) in which the Company, the Operating Partnership or any of their subsidiaries is a co-venturer or partner established to acquire or hold assets of the Company or Operating Partnership.

“Management Fee” shall have the meaning set forth in Section 10(a).

“Memorandum” shall mean the Confidential Private Placement Memorandum of the Company dated as of July 2025, as may be amended or supplemented from time to time, related to the Company’s ongoing private offering.

“Mortgage” shall mean, in connection with any mortgage financing that the Company makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“NAV per Share” shall mean the Type A-I NAV per Share, Type A-II NAV per Share, Type S NAV per Share, Type S-I NAV per Share, Type S-II NAV per Share, Type D NAV per Share, Type E NAV per Share, Type I NAV per Share and NAV per Share of any other type of Shares of the Company.

“Nuveen” means, collectively, Nuveen, LLC, a Delaware limited liability company, and any Affiliate thereof.

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Operating Partnership Agreement” shall mean the Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

4

“Organization and Offering Expenses” shall have the meaning set forth in the Declaration of Trust.

“Other Nuveen Accounts” shall mean investment funds, REITs, vehicles, accounts (including separate accounts), products and/or similar arrangements sponsored, advised, and/or managed by Nuveen or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Nuveen or its affiliates side-by-side or additional general partner investments with respect thereto).

“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

“Real Estate-Related Assets” shall mean any investments by the Company or the Operating Partnership in Mortgages and Real Estate-Related Securities.

“Real Estate-Related Securities” shall mean equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities, residential mortgage-backed securities, commercial asset-backed securities and derivative instruments, owned by the Company or the Operating Partnership directly or indirectly through one or more of their Affiliates.

“Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” shall have the meaning set forth in the Declaration of Trust.

“Shares” shall have the meaning set forth in the Declaration of Trust.

“Shareholder Servicing Fee” shall mean the shareholder servicing fee payable to the Intermediary Manager and participating broker-dealers with respect to Type D Common Shares, Type S Common Shares, Type S-I Common Shares and Type S-II Common Shares, in each case, as described in the Memorandum.

“Shareholders” shall have the meaning set forth in the Declaration of Trust.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Trustee” shall mean a member of the Board.

“Upfront Sales Load” shall have the meaning set forth in the Declaration of Trust.

“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended from time to time.

5

2. Appointment. The Company and the Operating Partnership hereby appoint the Advisor to serve as their investment Advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. By accepting such appointment, the Advisor acknowledges that it has a contractual and fiduciary responsibility to the Company and the Shareholders. Except as otherwise provided in this Agreement, the Advisor hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein, provided that the Company reimburses the Advisor for costs and expenses in accordance with Section 11 hereof.

3. Duties of the Advisor. Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines) and consistent with the provisions of the Company’s most recent Memorandum, the Declaration of Trust and Bylaws and the Operating Partnership Agreement, the Advisor will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership (and any subsidiary of the Company or the Operating Partnership) and will be responsible for implementing the investment strategy of the Company and the Operating Partnership (and any subsidiary). The Advisor will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company, the Operating Partnership and their respective subsidiaries as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a) serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;

(b) sourcing, evaluating and monitoring the Company’s and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of the Company’s and the Operating Partnership’s assets, in accordance with the Company’s Investment Guidelines, policies and objectives and limitations, subject to oversight by the Board;

(c) with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

(d) providing the Company and the Operating Partnership with portfolio management and other related services;

(e) serving as the Company’s and the Operating Partnership’s advisor with respect to decisions regarding any of their financings, hedging activities or borrowings, including (1) assisting the Company and the Operating Partnership in developing criteria for debt and equity financing that is specifically tailored to the Company’s and the Operating Partnership’s investment objectives, and (2) advising the Company and the Operating Partnership with respect to obtaining appropriate financing for the Investments (which, in accordance with applicable law and the terms and conditions of this Agreement and the Declaration of Trust and Bylaws, may include financing

6

by the Advisor or its Affiliates) and (3) negotiating and entering into, on the Company’s, the Operating Partnership’s and any of the Company’s or the Operating Partnership’s subsidiary’s behalf, financing arrangements, repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s, the Operating Partnership’s or such subsidiary’s activities;

(f) engaging and supervising, on the Company’s and the Operating Partnership’s behalf and at the Company’s and the Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include Affiliates of the Advisor) that provide various services with respect to the Company and the Operating Partnership, including, without limitation, on-site managers, building and maintenance personnel, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s and Operating Partnership’s activities or investments (or potential Investments);

(g) coordinating and managing operations of any Joint Venture or co-investment interests held by the Company or the Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(h) communicating on the Company’s and the Operating Partnership’s behalf with the holders of any of the Company’s or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(i) advising the Company in connection with policy decisions to be made by the Board;

(j) engaging one or more subadvisors with respect to the management of the Company and Operating Partnership, including, where appropriate, Affiliates of the Advisor (which, for the avoidance of doubt, shall include engaging Nuveen Asset Management or an Affiliate thereof to provide management services for the Real Estate-Related Securities portfolio);

(k) evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s and the Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;

(l) investing and reinvesting any moneys and securities of the Company and the Operating Partnership (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Company’s Shareholders and partners) and advising the Company as to the Company’s and the Operating Partnership’s capital structure and capital raising;

(m) determining valuations for the Company’s Real Property and Real Estate-Related Assets and calculate as of the last Business Day of each month, the NAV per Share in

7

accordance with the Valuation Guidelines, and in connection therewith, obtain appraisals performed by external appraisal firms concerning the value of the Real Properties and obtain market quotations or conduct fair valuation determinations concerning the value of Real Estate-Related Assets;

(n) coordinating and communicating with the external appraisers in connection with the appraisals performed by the external appraisers;

(o) monitoring the Company’s and the Operating Partnership’s Real Property and Real Estate-Related Assets for events that may be expected to have a material impact on the most recent estimated values;

(p) monitoring each external appraiser’s valuation process to ensure that it complies with the Valuation Guidelines;

(q) delivering to, or maintain on behalf of, the Company copies of appraisals obtained in connection with the investments in any Real Property;

(r) placing, or arranging for the placement of, orders of Real Estate-Related Assets pursuant to the Advisor’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer);

(s) performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and

(t) taking any of the foregoing actions with respect to any subsidiary of the Company or the Operating Partnership.

4. Authority of Advisor.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3, including the making of any Investment that fits within the Company’s investment objectives, strategy and guidelines, policies and limitations and within the discretionary limits and authority as granted to the Advisor from time to time by the Board.

(b) Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Declaration of Trust, any Investment that fits within the Investment Guidelines

8

may be made by the Advisor on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c) The prior approval of a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.

(d) The Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Advisor, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Advisor and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e) The Advisor may retain, for and on behalf, and at the sole cost and expense, of the Company or the Operating Partnership, such services as the Advisor deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Advisor; provided, that any such services may only be provided by Affiliates to the extent such services are approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties. In performing its duties under Section 3, the Advisor shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Advisor at the Company’s sole cost and expense.

(f) The Advisor shall use reasonable efforts to keep the Company, including the executive officers of the Company, fully informed of all investment and other activity carried out pursuant to the terms of this Agreement. The Advisor shall coordinate with, and consider any input from, the Company’s executive officer team in order to ensure that the Advisor’s activities are carried out in a manner consistent with the terms and provisions of this Agreement and the Investment Guidelines.

5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Advisor’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.

6. Records; Access. The Advisor shall maintain, or cause to be maintained, appropriate records of its activities hereunder and make such records, or shall cause such records

9

to be made, available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7. Limitations on Activities. The Advisor shall refrain from any action that, in its sole judgment made in good faith, (i) is inconsistent with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s and the Operating Partnership’s status as entities excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Declaration of Trust, Bylaws or Operating Partnership Agreement. If the Advisor is ordered to take any action by the Board, the Advisor shall seek to notify the Board if it is the Advisor’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Declaration of Trust, Bylaws or Operating Partnership Agreement. Notwithstanding the foregoing, neither the Advisor nor any of its Affiliates shall be liable to the Company, the Operating Partnership, the Board, or the Shareholders for any act or omission by the Advisor or any of its Affiliates, except as provided in Section 19 of this Agreement.

8. Other Activities of the Advisor.

(a) Nothing in this Agreement shall (i) prevent the Advisor or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, closing, advising and/or managing of any Other Nuveen Accounts, (ii) in any way bind or restrict the Advisor or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Advisor or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Advisor or any of its Affiliates from receiving fees or other compensation or profits from such activities described in this Section 8(a) which shall be for the Advisor’s (or its Affiliates’) sole benefit. While information and recommendations supplied to the Company shall, in the Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Advisor or any Affiliate of the Advisor to others (including, for greater certainty, the Other Nuveen Accounts and their investors, as described more fully in Section 8(b)).

(b) The Advisor and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Advisor sponsor, advise and manage Other Nuveen Accounts and may in the future sponsor, advise and manage additional Other Nuveen Accounts, and (ii) with respect to Other Nuveen Accounts with investment objectives or guidelines that overlap with the Company’s but that do not have priority over the Company, the Advisor and its Affiliates will allocate investment opportunities between

10

the Company and such Other Nuveen Accounts in accordance with Nuveen’s prevailing policies and procedures on a basis that the Advisor and its Affiliates determine to be reasonable in their sole discretion, and there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other Nuveen Accounts (in lieu of the Company) in accordance with Nuveen’s prevailing policies and procedures.

(c) In connection with the services of the Advisor hereunder, the Company and the Board acknowledge and agree that (i) as part of Nuveen’s regular businesses, officers and personnel of the Advisor and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other Nuveen Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other Nuveen Accounts or the Advisor and such other Affiliates, (ii) unless prohibited by the Declaration of Trust, Other Nuveen Accounts may, from time to time, invest in investments in which the Company has an interest or in other transactions with companies or individuals that may be counterparties of the Company’s, and while Nuveen will seek to resolve any conflicts related thereto in a fair and reasonable manner in accordance with its prevailing policies and procedures, there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Advisor’s Affiliates may from time to time receive fees related to investments in which the Company has an interest or from companies or individuals that may be counterparties of the Company’s, and while such fees may give rise to conflicts of interest the Company will not receive the benefit of any such fees, and (iv) the terms and conditions of the governing agreements of such Other Nuveen Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Nuveen Accounts) are materially different from the terms and conditions applicable to the Company and the Shareholders, and neither the Company nor the Shareholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Nuveen Accounts as a result of an investment in the Company or otherwise. The Advisor shall keep the Board reasonably informed on a periodic basis in connection with the foregoing.

(d) The Advisor is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Nuveen, any Other Nuveen Account or any of their Affiliates unless such transaction is approved by a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, for any such acquisition by the Company, the Company’s purchase price will be limited to the cost of the property to the Affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an external appraiser. In addition, the Company may enter into Joint Ventures with Other Nuveen Accounts, or with Nuveen, the Advisor, one or more Trustees, or any of their respective Affiliates, only if a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or no less favorable, terms and conditions as those received by other Affiliate joint venture partners. The Advisor will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Nuveen Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Independent

11

Trustees or any committee thereof (unless otherwise required by the Declaration of Trust or the Investment Guidelines).

(e) For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Advisor to any director, officer, member, partner, employee, or Shareholder of the Advisor or its Affiliates, including any person who is also a Trustee or officer employee of the Company.

9. Relationship with Trustees and Officers. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, director, managers, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Trustee or officer of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Trustee or officer of the Company shall receive any compensation from the Company for serving as a Trustee or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Trustees, and no such Trustee shall be deemed an Independent Trustee for purposes of satisfying the Trustee independence requirement set forth in the Declaration of Trust.

10. MANAGEMENT Fee.

(a) Following the initial closing of the Company’s ongoing private offering (the “Initial Closing”), the Company will pay the Advisor a management fee (the “Management Fee”) equal to 0.95% of the aggregate NAV represented by Type A-I Common Shares and Type S-I Common Shares, 1.15% of the aggregate NAV represented by Type A-II Common Shares and Type S-II Common Shares, and 1.25 % of the aggregate NAV represented by Type I Common Shares, Type S Common Shares and Type D Common Shares, respectively, per annum and payable quarterly, before giving effect to any accruals for the Management Fee, the Shareholder Servicing Fee, the Performance Participation Interest (as defined in the Operating Partnership Agreement) or any Distributions. Any Management Fee will be calculated and paid to the Advisor on a type-by-type basis, based on the NAV, which will be provided monthly by the Advisor, of each applicable type of our shares. Additionally, to the extent that the Operating Partnership issues units to parties other than the Company, the Operating Partnership will pay the Advisor an annual management fee of 0.95% of the aggregate NAV represented by Type A-I units and Type S-I units, 1.15% of the aggregate NAV represented by Type A-II units and Type S-II units, and 1.25% of the aggregate NAV represented by Type I units, Type S units and Type D units, respectively, per annum and payable quarterly, before giving effect to any accruals for the Management Fee, the Shareholder Servicing Fee, the Performance Participation Interest (as defined in the Operating Partnership Agreement) or any Distributions.

The Advisor shall receive the Management Fee as compensation for services rendered hereunder. The Management Fee will be paid, at the Advisor’s election, in cash, Type A-I Common Shares or Type A-I units of the Operating Partnership. Any repurchase requests by the Advisor will be consistent with the Advisor’s fiduciary duties to the Company and Shareholders.

(b) In the event this Agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive its prorated Management Fee through the date of

12

termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(c) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company and the Operating Partnership will pay the Advisor the Management Fee from the proceeds of the liquidation.

11. Expenses.

(a) Subject to Sections 4(e) and 11(b), the Advisor shall be responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to the Company pursuant to this Agreement (including, without limitation, each of the officers of the Company and any Trustees who are also Trustees, officers or employees of the Advisor or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Advisor Expenses”).

(b) The Advisor has agreed to advance all of the initial Organization and Offering Expenses (other than Upfront Sales Load, Shareholder Servicing Fees, fees and expenses in connection with the Form 10 registration statement and fees and expenses in connection with filings after the Initial Closing under the Securities Exchange Act of 1934, as amended) of each of the Company and the Operating Partnership through the first anniversary of the Initial Closing. Except as set forth in this Section 11 and in addition to the compensation paid to the Advisor pursuant to Section 10 hereof, the Company or the Operating Partnership shall pay all of its costs and expenses directly or reimburse the Advisor or its Affiliates for costs and expenses of the Advisor and its Affiliates incurred on behalf of the Company, other than Advisor Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or the Operating Partnership are not Advisor Expenses and shall be paid by the Company or the Operating Partnership and shall not be paid by the Advisor or Affiliates of the Advisor:

(i) Organization and Offering Expenses;

(ii) Acquisition Expenses;

(iii) fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, settling, disposition and financing of the Investments of the Company and its subsidiaries (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;

(iv) the actual cost of goods and services used by the Company and obtained from Persons not Affiliated with the Advisor, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of Investments;

13

(v) all fees, costs and expenses of legal, tax, accounting, consulting, auditing (including internal audit), finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, property management, data or technology services and other non-investment advisory services rendered to the Company by the Advisor or its Affiliates in compliance with Section 4(e);

(vi) expenses of managing and operating the Company’s and the Operating Partnership’s Real Properties, whether payable to an Affiliate of the Advisor or a non-Affiliated Person;

(vii) the compensation and expenses of the Trustees (excluding those Trustees who are directors, officers or employees of the Advisor) and the cost of liability insurance to indemnify the Company’s Trustees and officers and expenses incurred in connection with preparation of materials for meetings of the Board and its committees;

(viii) interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings, whether or not any facilities, arrangements or indebtedness are implemented or such securities are offered;

(ix) expenses connected with communications to holders of the Company’s securities or securities of the subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Shareholders and proxy materials with respect to any meeting of the Shareholders and any other reports or related statements;

(x) the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Advisor, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xi) the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Advisor for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;

14

(xii) expenses relating to compliance-related matters and regulatory filings relating to the Company’s activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the U.S. Commodity Futures Trading Commission, reports, disclosures, and other regulatory filings of the Advisor and its Affiliates relating to the Company’s activities (including the Company’s pro rata share of the costs of the Advisor and its Affiliates of regulatory expenses that relate to the Company and Other Nuveen Accounts));

(xiii) the costs of any litigation involving the Company or the Operating Partnership or their assets and the amount of any judgments or settlements paid in connection therewith, trustees and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;

(xiv) all taxes and license fees;

(xv) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Advisor elects to carry for itself and its personnel;

(xvi) expenses of managing, improving, developing, operating and selling Investments, whether payable to an Affiliate of the Advisor or a non-Affiliated Person;

(xvii) expenses incurred in connection with maintaining the status of the Company as a REIT or connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;

(xviii) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or the Operating Partnership, or against any Trustee or officer of the Company or in his or her capacity as such for which the Company is required to indemnify such Trustee or officer by any court or governmental agency; and

(xix) expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, Joint Venture or other entity through which the Company’s investments are made or in which any such entity invests.

(c) The Advisor may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(d) Any reimbursement payments owed by the Company to the Advisor may be offset by the Advisor against amounts due to the Company from the Advisor. Cost and expense reimbursement to the Advisor shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company. Any reimbursement payments will be paid, at the Advisor’s election, in cash, Type A-I Common Shares or Type A-I units of the Operating Partnership.

15

(e) Notwithstanding the foregoing, the Advisor shall pay for initial Organization and Offering Expenses (other than Upfront Sales Load and Shareholder Servicing Fees) incurred through the first anniversary of the Initial Closing. All initial Organization and Offering Expenses (other than Upfront Sales Load, Shareholder Servicing Fees, fees and expenses in connection with the Form 10 registration statement and fees and expenses in connection with filings after the Initial Closing under the Securities Exchange Act of 1934, as amended) paid by the Advisor pursuant to this Section 11(e) shall be reimbursed by the Company to the Advisor in 60 equal monthly installments commencing with the first anniversary of the Initial Closing.

12. Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Trustees, subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

13. No Joint Venture. The Company and the Operating Partnership, on the one hand, and the Advisor on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

14. Term of Agreement. This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15. Termination by the Parties. This Agreement may be terminated (i) at the option of the Advisor immediately upon a Change of Control of the Company or Operating Partnership; (ii) immediately by the Company or the Operating Partnership for Cause, upon the bankruptcy of the Advisor or upon a material breach of this Agreement by the Advisor; (iii) upon 60 days’ written notice without Cause or penalty by a majority vote of the Independent Trustees; or (iv) upon 60 days’ written notice by the Advisor. The provisions of Sections 17 through 22 survive termination of this Agreement.

16. Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Trustees (including a majority of the Independent Trustees). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change in Control or sale of all or

16

substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Advisor.

17. Payments to and Duties of Advisor upon Termination.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function, in each case at the Company’s expense.

18. Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust.

19. Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

17

20. Non-Solicitation. In the event of a termination without Cause of this Agreement by the Company pursuant to Section 15(iii) hereof, for two (2) years after the Termination Date, the Company shall not, without the consent of the Advisor, employ or otherwise retain any employee of the Advisor or any of its Affiliates or any person who has been employed by the Advisor or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Advisor may be entitled to equitable relief for any violation of this Section 20 by the Company, including, without limitation, injunctive relief.

21. Miscellaneous.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Advisor and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:	Nuveen Farmland REIT 333 West Wacker Drive Chicago, Illinois 60606 Attention: Jennifer Mangano Email: jennifer.mangano@nuveen.com

The Advisor:	Nuveen Farmland Advisors LLC c/o Nuveen Natural Capital, LLC 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 Attention: Heather Plafcan Email: heather.mcelwee@nuveennc.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 21(a).

(b) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

18

(d) Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f) Indulgences, No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g) Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h) Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)), or other transmission method. This Agreement shall become binding when one or more counterparts

19

hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

20

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

Nuveen Farmland REIT

By:	/s/ R. Martin Davies
Name:	R. Martin Davies
Title:	Chairman of the Board and Chief Executive Officer

Nuveen Farmland REIT Operating Partnership L.P.

By:	Nuveen Farmland REIT, as general partner

By:	/s/ Heather McElwee Plafcan
Name:	Heather McElwee Plafcan
Title:	Authorized Signatory

Nuveen Farmland Advisors LLC

By:	/s/ Heather McElwee Plafcan
Name:	Heather McElwee Plafcan
Title:	Authorized Signatory
21